Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

September 17, 2021

PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PAR Technology Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of: (i) 982,143 shares of its common stock (the “Shares”), par value $0.02 per share (the “Common Stock”), pursuant to that certain underwriting agreement, dated September 14, 2021 (the “Equity Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Equity Underwriters”), and (ii) $265,000,000 aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2027 (the “Notes”), pursuant to that certain underwriting agreement, dated September 14, 2021 (the “Notes Underwriting Agreement,” and together with the Equity Underwriting Agreement, the “Underwriting Agreements”), by and between the Company and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (the “Notes Underwriters”).  The Shares and the Notes were offered and sold pursuant to a registration statement on Form S-3, registration number 333-249142 (the “Registration Statement”), which the Company filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2020 under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued in the form set forth in the base indenture dated as of September 17, 2021 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of September 17, 2021 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes are initially convertible into up to 3,441,555 shares of Common Stock (such number of shares of Common Stock issuable upon conversion of the Notes referred to herein as, the “Conversion Shares”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated September 30, 2020, as modified or superseded or as described therein which forms a part of the Registration Statement, in the form filed with the Registration Statement (the “Prospectus”); the preliminary prospectus supplement, dated September 13, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes; the final prospectus supplement, dated September 14, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes (together with the Prospectus, the “Note Prospectus Supplement”); the preliminary prospectus supplement, dated September 13, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated September 14, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Common Stock Prospectus Supplement” and together with the Note Prospectus Supplement, the “Prospectus Supplements”); the Indenture; and the Notes.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed (i) the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iii) that each Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); and (iv) that the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture and that the Indenture will be a valid and binding obligation on the Trustee.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

2.
When the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

3.	The Shares are validly issued, fully paid and nonassessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.
We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraph 3 above, the Delaware General Corporation Law.  We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion contained in paragraph 3 above.  This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.
The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.
We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (iii) any waiver of the right to jury trial or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in each of the Prospectus Supplements. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP